                                                                       Exhibit 1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-32045 and No. 333-36881 of PICO Holdings, Inc. on Form S-8 of our report dated July 14, 1999, appearing in this Annual Report on Form 11-K of the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust for the year ended September 30, 1998.



DELOITTE & TOUCHE LLP

Columbus, Ohio
August 16, 1999


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